Notice of Guaranteed Delivery

For Tender of American Depositary Shares

of

Grupo Iusacell, S.A. de C.V.

to

Fintech Mobile Inc.

         This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the U.S. Offer if certificates for ADRs are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Citibank, N.A., as the U.S. Receiving Agent, on or prior to the Expiration Date. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the U.S. Receiving Agent. All capitalized terms not otherwise defined herein are defined in the U.S. Offer to Purchase, dated July 24, 2003, by Fintech Mobile Inc. and in the accompanying ADS Letter of Transmittal.

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,

NEW YORK CITY TIME (4:00 P.M., MEXICO CITY TIME) ON THURSDAY,
AUGUST 21, 2003 UNLESS THE U.S. OFFER IS EXTENDED.

The U.S. Receiving Agent for the U.S. Offer is:

CITIBANK, N.A.

By Mail: Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	By Facsimile Transmission: (for Eligible Institutions only) (212) 701-7636 To Confirm Facsimile Transmission Only: (212) 701-7624

By Hand or By Courier:

Computershare Trust Company of New York

Wall Street Plaza
88 Pine Street, 19th Floor
New York, NY 10005

      DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE U.S. RECEIVING AGENT. THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE ADS LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE ADS LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

      The undersigned hereby tenders to Fintech Mobile Inc., upon the terms and subject to the conditions set forth in the U.S. Offer, receipt of which is hereby acknowledged, the aggregate number of ADSs set forth below pursuant to the guaranteed delivery procedures set forth in the U.S. Offer to Purchase.

      The undersigned agrees that tenders of ADSs pursuant to the U.S. Offer may be withdrawn any time prior to the Expiration Date as provided in the U.S. Offer to Purchase.

      All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

Signatory:
Number of ADSs Tendered:

No(s). of ADSs (if available):

Date:
Address:
Area Code and Telephone No.:
If ADSs will be delivered by book-entry transfer at The Depository Trust Company (“DTC”), provide account number.

DTC Account No.:

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      This Notice of Guaranteed Delivery must be signed by the registered holder(s) of ADSs exactly as its (their) name(s) appear on ADRs or on a security position listing as the owner of ADSs or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information.

Please print name(s) and address(es)

Name(s):

Capacity:

Address(es):

      Do not send ADRs with this form. ADRs should be sent to the U.S. Receiving Agent together with a properly completed and duly executed ADS Letter of Transmittal.

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GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

      The undersigned, a firm that is a participant in the Securities Transfer Agents Medallion Program, or an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby guarantees that, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery, a properly completed and duly executed ADS Letter of Transmittal (or a facsimile thereof), the ADRs for all physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of transfer of such ADSs into the U.S. Receiving Agent’s account at The Depository Trust Company, including the agent’s message instead of a ADS Letter of Transmittal, as the case may be, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal, will be deposited by the undersigned with the U.S. Receiving Agent.

      THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE ADS LETTER OF TRANSMITTAL AND THE ADRs FOR ALL ADSs TENDERED HEREBY, OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, AN AGENT’S MESSAGE INSTEAD OF AN ADS LETTER OF TRANSMITTAL, TO THE U.S. RECEIVING AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm: ________________________________________________________________________________
________________________________________________________________________________
Address: ________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Area Code and Telephone Number: ________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Authorized Signature
________________________________________________________________________________
________________________________________________________________________________
Name: ________________________________________________________________________________
________________________________________________________________________________
Title: ________________________________________________________________________________
________________________________________________________________________________
Date: ________________________________________________________________________________

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